Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-264186) of HF Sinclair Corporation, and in the related prospectus,

(2) Registration Statement (Form S-3 No. 333-263722) of HF Sinclair Corporation, and in the related prospectus,

(3) Registration Statement (Form S-8 No. 275877) pertaining to the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan, and

(4) Registration Statement (Form S-8 No. 333-263721) pertaining to the HF Sinclair Corporation 2007 Long-Term Incentive Compensation Plan and HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan;

of our report dated February 21, 2024 (except for Note 20, as to which the date is May 8, 2024), with respect to the consolidated financial statements of HF Sinclair Corporation and our report dated February 21, 2024, with respect to the effectiveness of internal control over financial reporting of HF Sinclair Corporation, included in Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

/s/ Ernst & Young LLP

Dallas, Texas
May 8, 2024